UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2006

BRADLEY PHARMACEUTICALS, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction ofincorporation)	0-31680 (Commission File Number)	22-2581418 (IRS Employer Identification No.)

383 Route 46 West, Fairfield, New Jersey (Address of principal executive offices)	07004 (Zip Code)

Registrant’s telephone number, including area code: (973) 882-1505

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|X|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

        On September 25, 2006, Bradley Pharmaceuticals Inc. (the “Company”) entered into the Third Amendment (the “Amendment”) to its Amended and Restated Credit Agreement dated as of November 14, 2005 (the “Credit Agreement”). The Amendment, among other things, permits the Company to repurchase up to $18 million of its outstanding common stock through March 31, 2007, and up to $3 million of its outstanding common stock during the remainder of the term of the Credit Agreement. In addition, the Amendment allows the Company to exclude all such repurchases from the calculation of the consolidated fixed charge coverage ratio. The Amendment also amends the definition of Consolidated EBITDA to add back to Consolidated Net Income certain professional, advisor and legal fees and costs incurred in connection with a potential contested election or related litigation in an aggregate amount not to exceed $2 million and to permit other adjustments relating to the effects on the Company’s recording of in-transit customer purchases as sales resulting from changes in product shipping terms. The Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The press release announcing the amended credit agreement is attached hereto as Exhibit 99.1.

        Additional Information

        On August 30, 2006, Bradley Pharmaceuticals, Inc. filed a preliminary proxy statement in connection with its rescheduled 2006 Annual Meeting of Stockholders. Within the next several days, Bradley will file with the SEC and furnish to its stockholders a notice of annual meeting and a definitive proxy statement, together with a WHITE proxy card that, among other proposals, can be used to elect our independent director nominees. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF BRADLEY ARE URGED TO READ THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BRADLEY AND THE RESCHEDULED 2006 ANNUAL MEETING OF STOCKHOLDERS. Stockholders can obtain free copies of the notice of annual meeting and proxy statement and other documents filed by Bradley with the SEC, including the white proxy card, when they become available by contacting Bradley at Bradley Pharmaceuticals, Inc., Investor Relations, 383 Route 46 West, Fairfield, NJ 07004-2402, or by telephone at (973) 882-1505, ext. 313. In addition, documents filed with the SEC by Bradley are available free of charge at the SEC’s website at www.sec.gov.

        Bradley, its directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of Bradley’s security holders in connection with its rescheduled 2006 Annual Meeting of Stockholders. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in Bradley’s Annual Report on Form 10-K for the year ended December 31, 2005 and its proxy statement when it becomes available.

        Item 9.01. Financial Statements and Exhibits.

        (c)      Exhibits.

Number	Description
10.1	Third Amendment, dated as of September 25, 2006, to Amended and Restated Credit Agreement dated as of November 14, 2005, among Bradley Pharmaceuticals, Inc., certain of its domestic subsidiaries, and Wachovia Bank, National Association, as administrative agent for the Lenders

99.1	Press Release, dated September 28, 2006, of Bradley Pharmaceuticals, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADLEY PHARMACEUTICALS, INC.

By:	/s/ R. Brent Lenczycki
R. Brent Lenczycki, CPA Chief Financial Officer and Vice President

Dated: September 28, 2006

EXHIBIT INDEX

Number	Description
10.1	Third Amendment, dated as of September 25, 2006, to Amended and Restated Credit Agreement dated as of November 14, 2005, among Bradley Pharmaceuticals, Inc., certain of its domestic subsidiaries, and Wachovia Bank, National Association, as administrative agent for the Lenders

99.1	Press Release, dated September 28, 2006, of Bradley Pharmaceuticals, Inc.